Exhibit 10.6

March 22, 2010

Randy N. McCullough	Stephen D. Kelley
CEO	Chief Operating Officer
Charles & Colvard, Ltd.	Cree, Inc.
300 Perimeter Park, Suite A	4600 Silicon Drive
Morrisville, North Carolina 27560	Durham, North Carolina 27703

This letter, when signed on behalf of Charles & Colvard, Ltd. (“C&C”) and Cree, Inc. (“Cree”), will serve as an agreement between C&C and Cree, effective as of the date first set forth above (the “Agreement”), to amend the parties' letter agreement dated November 12, 2007 (which was effective on and after December 25, 2007 and previously amended by the letter dated September 18, 2008) (the “Letter Agreement”) and to document such other mutual agreements as set forth herein.  Except as expressly provided herein, the supply and purchase of SiC Materials will be governed by the terms and conditions of the parties’ Amended and Restated Exclusive Supply Agreement dated June 6, 1997 (the “Supply Agreement”, as amended).  Capitalized terms used herein which are not defined herein but are defined in the Supply Agreement shall have the meanings specified in the Supply Agreement.

1.
Cree and C&C agree that C&C is obligated to purchase [***] kilograms of SiC production crystals previously manufactured by Cree for C&C pursuant the Letter Agreement at a price of $[***] per gram for grade 10 and $[***] per gram for grade 20.  This material was previously graded and approved by C&C as “usable material” in accordance with the applicable specifications (Reference: Attachment A).

2.
Notwithstanding any contrary language in the Letter Agreement, Cree and C&C agree that on or before March 31, 2010, and each calendar month thereafter, C&C will purchase at least [***] kilograms of this previously manufactured SiC production crystals until the full amount (i.e., [***] kilograms) of the material identified in Paragraph 1 has been purchased by C&C.

3.
Notwithstanding any contrary language in the Supply Agreement, the following new provisions shall apply to purchase orders for SiC Materials (other than those orders contemplated by Paragraph 2 above) placed on or after the date of this Agreement (each a “New Order”):

(a) Lead time for each New Order shall be [***] months.  For example, for delivery of newly manufactured SiC Materials in [***], a New Order must be placed by C&C in [***].  When [***], Cree will advise C&C of any reduction in the applicable lead time for subsequent orders; and

(b) The minimum order quantity for each New Order placed by C&C in accordance with the terms defined by the Supply Agreement shall be [***] kilograms.

4.
Planning: On or before the first day of each calendar quarter during the Term of this Agreement, starting with the calendar quarter beginning on October 1, 2010, C&C will submit to Cree via facsimile or e-mail a rolling forecast of its projected requirements for

      [***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

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SiC Materials to be purchased from Cree during the next four (4) calendar quarters in a format to be agreed upon by the parties. Although such forecasts are for planning purposes only and do not represent a commitment by C&C to purchase or Cree to sell any SiC Materials, C&C will endeavor to submit timely and accurate forecasts to ensure that Cree has the most current information available to anticipate and plan its production schedule.

5.
When the rolling forecast first indicates that newly manufactured SiC Materials are needed by C&C in [***] months, Cree and C&C will begin proactive discussions on the specifications and prices that will be applicable to such materials, including any necessary changes in the crystal diameter and grading process due to interim changes in Cree’s manufacturing process.  Consistent with past practices, the parties shall agree in writing on prices, quarterly quantities, and any necessary modifications to the specifications prior to the resumption of New Orders; provided however, this provision does not alter the rights and duties of the parties under the Supply Agreement.

6.
To the parties’ knowledge, as of the effective date of this Agreement there are no existing defaults under the Supply Agreement nor events which have occurred that, with the giving of notice or the passing of time, will become a default under the Supply Agreement.

7.	The contents of this Agreement shall be considered “Confidential Information” of each party subject to the provisions of Section 5 of the Supply Agreement.

ACKNOWLEDGED AND AGREED:

CHARLES & COLVARD, LTD.	CREE, INC.

By: /s/ Randy N. McCullough	By: /s/ John T. Kurtzweil
Randy N. McCullough	John T. Kurtzweil
Chief Executive Officer	Chief Financial Officer

Date: March 24, 2010	Date: March 23, 2010

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

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ATTACHMENT A

Specification of usable material as referenced in paragraph 1 above.

The quantity of “usable material” of crystals delivered to C&C pursuant to the Letter Agreement will be determined according to the following:

A.	Material will be graded according to the specifications defined below.

B.
Grams of usable material will be calculated on a crystal-by-crystal basis according to the following equation:  (usable mm) as a percent of total length of the crystal in mm multiplied by the actual weight of the crystal in grams. “Usable mm” means millimeters of usable material as defined in Attachment A.

C.
Crystals shipped to C&C must contain at least [***] grams of usable material for the 2" crystals, [***] grams for 2.25" crystals, [***] grams for 2.40” crystals or [***] grams for 3" crystals.  This usable area must be contiguous.  Crystal diameter to be shipped will be 2", 2.25", 2.40" or 3", as determined by Cree.

COLOR:   Usable material is calculated as "light gray” or “very light gray".  Specifically tone/color number 20 and 10 1 as used in the C&C boule-grading screen will be considered acceptable tone and color material.  (Note: Grade 10 is preferred.  Grade 20 material will be valued at $[***] per-gram.)

DEFECTS:
Material volume of acceptable color will be reduced by the percentage of the defects listed in the table below.  C&C shall set the acceptable standards for the quality of both the color and defects of all material purchased pursuant to the Letter Agreement. Unless otherwise mutually agreed by the parties in writing, however, the grading of the material by both Cree and C&C will adhere to those standards and methods identified in Notes 1 & 2 below, applied on a consistent basis in the same manner as applied during September, October and November of calendar 2003.  Should C&C deem such standards and methods or new defects unacceptable, it can request changes to its volume commitment or the methods, standards or list of price reducing defects, with such changes to be effective sixty (60) days after giving Cree notice of the changes.  Cree may request changes to its pricing and/or volume commitment.  If the parties do not agree in writing on the changes to be made, before the effective date of the requested changes, either party can terminate the Letter Agreement upon notice and, in that event, the Supply Agreement will govern the parties’ obligations thereafter.

ID	D-Type
1	[***]	Reduce
2	[***]	Reduce
3	[***]	Reduce
4	[***]	No reduction
5	[***]	Reduce
6	[***]	Reduce
7	[***]	No reduction
8	[***]	Reduce
9	[***]	Reduce

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

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Notes

1
CH0257R 17.4mm tone/color 20 (lightest 20), new gray boules that are lighter than this will grade as 10, CE0269R 9.5mm tone/color 30 (lightest 30), new gray boules that are lighter than this will grade as 20

2
Micropipe grading will be performed according to the Cree document identified as the CCG – 948 Rev C, Dense Fine Pipe Grading procedure (Revision 8/17/06).  The area determined according to this procedure multiplied by 1.2, (“20% adder”), defines the area of non-usable material for micropipes.

CGS-C122-8

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